UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017 (July 13, 2017)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01   Entry Into a Material Definitive Agreement.

On July 13, 2017, Vince, LLC (“Vince”), an indirect wholly-owned subsidiary of Vince Holding Corp. (the “Company”), entered into an agreement (the “Agreement”) with Rebecca Taylor, Inc. (“RT”) relating to the purchase and resale of certain Vince branded finished goods (“Vince Goods”), whereby RT has agreed to purchase Vince Goods from approved suppliers pursuant to purchase orders issued to such suppliers (each, an “RT Purchase Order”) at a price specified therein (a “RT Price”) and Vince has agreed to purchase such Vince Goods from RT pursuant to purchase orders issued to RT (each, a “Vince Purchase Order”) at a price specified therein (a “Vince Price”). The Vince Price is at all times equal to 103.5% of the RT price.

Upon receipt of the Vince Purchase Order, RT must issue the RT Purchase Order and apply for a letter of credit to be issued to the applicable supplier in the amount equal to the RT Price, subject to availability under RT’s credit facility.  When the Vince Goods are ready to be delivered, RT must invoice Vince in the amount equal to the Vince Price, which invoice shall be payable by Vince within two business days of receipt of the invoice, which payment term may be extended by RT.   In the event Vince fails to make timely payment for any Vince Goods, RT has the right to liquidate such goods in a manner and at a price it deems appropriate in its sole discretion.

The Agreement contains customary indemnification and representations and warranties.  The Agreement may be terminated by either party upon 60 days’ prior written notice to the other party.

RT is owned by affiliates of Sun Capital Partners, Inc., whose affiliates own approximately 58% of the outstanding common stock of the Company.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement, dated July 13, 2017, by and between Vince and RT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: July 14, 2017	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Agreement, dated July 13, 2017, by and between Vince and RT.